MODIFICATION AGREEMENT

           This Modification Agreement (hereinafter the "Agreement") is dated the 23rd day of June, 1994, and is entered into by and between PRIME FINANCIAL CORPORATION, an Oklahoma corporation (hereinafter the "Borrower"), whose mailing address is 16 South Pennsylvania, Oklahoma City, Oklahoma 73107, the location of Borrower's principal place of business and chief executive office as of the date hereof, LSB INDUSTRIES, INC., a Delaware corporation ("Guarantor"), whose address is 16 South Pennsylvania, Oklahoma City, Oklahoma 73107 and BANK IV OKLAHOMA, N.A., a national banking association (the "Lender"), whose address is 515 South Boulder (or P.O. Box 2360, 74101), Tulsa, Oklahoma 74103.

           RECITALS:

           A. The parties have had a financing arrangement evidenced by that certain Loan Agreement dated March 30, 1994 (the "Original Loan Agreement"), along with the other documents and loan papers contemplated thereby, pursuant to which the Borrower is entitled to borrow up to a maximum sum of %25,000,000.00 from the Lender under a revolving line of credit (the "Loan") for the purposes of purchasing accounts receivable from various "Account Sellers" (as that term is defined in the Original Loan Agreement).

           B. The Guarantor guaranteed repayment of the Loan as evidenced by its certain Guaranty Agreement dated March 30, 1994 in favor of the Lender (the "Guaranty Agreement").

           C. The Borrower now desires that the Lender increase the maximum amount of the Loan to %35,000,000.00, to which the Lender has agreed, according to the terms and provisions of this Agreement.

           D. Subject to the terms, conditions and provisions described herein, the parties now desire to extend, amend, modify, ratify and renew the Original Loan Agreement and the other documents and instruments contemplated thereby in the manner hereinafter set forth.

           NOW, THEREFORE, in consideration of the foregoing Recitals, the mutual agreements herein contained, the conditions, covenants, representations and warranties set forth herein, and other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto mutually agree as follows:

           1. Extended Modified and Renewed Promissory Note. Concurrently with the execution of this Agreement, Borrower shall execute its certain Extended, Modified and Renewed Promissory Note (the "New Note") in the face amount of $35,000,000.00, the form of which is attached hereto as Exhibit "A" and which is incorporated herein by reference, payable to Lender, which note shall extend, modify, renew and replace the "Note" (as that term is defined in the Original Loan Agreement). All provisions in the Original Loan Agreement and related loan documents referring to the "Note" are hereby amended to mean the New Note. The Note shall be returned to the Borrower upon execution and delivery to the Lender of this Agreement and the New Note.

           2. Ratification of Guaranty. Concurrently with the execution of this Agreement, Guarantor shall execute its certain Ratification of Guaranty Agreement (the "Ratification") in favor of the Lender, the form of which is attached hereto as Exhibit "B" and which is incorporated herein by reference.



     3. "Loan Documents" and "Loan Agreement". The term "Loan Documents" as used in the Original Loan Agreement, as amended hereby, shall be interpreted to include this Agreement, the New Note, the Ratification and all of the other documents heretofore or hereafter creating, evidencing, securing and/or relating to the indebtedness and obligations of the Borrower to the Lender. The term "Loan Agreement" as may be used in any of the Loan Documents, including but not limited to this Agreement, shall be amended to mean the Original Loan Agreement, together with and as modified by this Agreement.
The term "Indebtedness" as used in the Original Loan Agreement or any other Loan Documents shall be amended to include the New Note and the indebtedness represented thereby.

     4. Loan. Paragraph 2.1 of the Original Loan Agreement is amended by replacing the reference therein of "$25,000,000.00" with "$35,000,000.00."

     5. Borrowing Base. The reference to the Borrowing Base in Paragraph 2.6(b) shall hereafter be amended to mean $35,000,000.00. The Borrowing Base and Compliance Certificate attached as Exhibit "A" to the Original Loan Agreement is hereby replaced with that Borrowing Base and Compliance Certificate attached hereto as Exhibit "C". The Revolving Credit Loan Request attached as Exhibit "C" to the Original Loan Agreement is hereby replaced with that Revolving Credit Loan Request attached hereto as Exhibit "D". All references in the Original Loan Agreement to %25,000,000.00 are hereby changed to $35,000,000.00.

     6. Ratification of Security Interests. Borrower hereby ratifies, confirms and reaffirms all security interests, liens and other encumbrances created under the Original Loan Agreement and all other Loan Documents as security for repayment of any and all of Borrower's Indebtedness to the Lender, including but not limited to the Indebtedness of Borrower to the Lender as evidenced by the New Note together with all renewals, extensions, modifications or changes in form thereof, and to secure Borrower's performance of any and all other Loan Documents, all of which shall continue in fu11 force and effect and with the same priority as security for repayment and satisfaction of such Indebtedness and all extensions, modifications and renewals thereof.

     7. Modification, Ratification, Representations and Warranties. The terms and provisions of the Original Loan Agreement and all other Loan Documents executed in connection therewith shall be deemed amended, modified, and changed throughout so as to reflect consistently the matters provided herein. As extended, amended, modified, renewed or changed consistent herewith, the terms and provisions of the Original Loan Agreement and all other Loan Documents (except for the Note) shall remain in full force and effect and the Borrower hereby ratifies, reaffirms and reasserts as of the date hereof all covenants, representations, warranties, agreements and statements contained therein. As amended consistent herewith, all the terms and provisions of the Guaranty Agreement shall remain in full force and effect and the Guarantor hereby ratifies, reaffirms and reasserts as of the date hereof all covenants, representations, warranties, agreements and statements contained therein.

     8. Obligations Unaffected. Except as otherwise specified herein, the terms and conditions hereof shall in no manner impair, limit, restrict or otherwise affect the obligations of the Borrower and/or the Guarantor to the Lender pursuant to and as evidenced by the Loan Documents. As a material inducement to the Lender to execute and deliver this Agreement, Borrower and Guarantor hereby acknowledge that there are no claims or offsets against, or defenses or counterclaims to, the terms or provisions of the obligations created or evidenced by the Loan Documents, including but not limited to the Note. In the event of a conflict between the terms and conditions of this Agreement and the terms and conditions of the other Loan Documents, the terms and conditions of this Agreement shall control.

                              -2-

           9. Costs. The Borrower agrees to pay to the Lender on demand all reasonable out-of-pocket costs, fees and expenses (including without limitation reasonable attorneys' fees and legal expenses) incurred by the Lender in connection with the preparation, execution, delivery, filing, recording and administration of this Agreement or any enforcement thereof, including without limitation the Lenders reasonable attorneys' fees and expenses. The Borrower further agrees that all such fees and expenses shall be paid regardless of whether or not the transactions provided for in this Agreement are eventually closed and regardless of whether or not any sums are advanced to the Borrower by the Lender.

           10. Separability. If any provision of this Agreement and the other Loan Documents is held invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect the other provisions hereof, and this Agreement and the other Loan Documents shall be construed and enforced as if such provision had not been included herein.

           11. Binding Effect. Except as otherwise expressly provided herein, this Agreement will remain in effect until all of Borrower's obligations to Lender under this Agreement have been fully discharged. This Agreement shall be binding upon Borrower and Guarantor and their successors and assigns and shall inure to the benefit of the Lender, its successors and assigns.

           12. Headings. The headings used herein are for convenience and administrative purposes only and do not constitute substantive matters to be considered in construing the terms and provisions of this Agreement.

           13. Proceedings; Opinion of Borrower's and Guarantor's Counsel. All corporate proceedings of the Borrower and the Guarantor shall be taken in connection with the transactions contemplated by the Loan Documents and shall be satisfactory in form and substance to the Lender and its counsel; the Lender shall have received certified copies of resolutions of the Board of Directors of the Borrower and the Guarantor as adopted, authorizing the execution and delivery of this Agreement, the New Note, the borrowings under this Agreement, the Ratification, and the ratification of the security interests and mortgage liens in, and assignment and pledge of, the Collateral pursuant to the "Security Instruments" (as defined in the Loan Agreement), to secure the payment of the Indebtedness; and the Lender shall have received an opinion of Borrower's and Guarantor's counsel pertaining to these matters and such other matters as shall be required by the Lender, in a form acceptable to the Lender and Lender's counsel.

           14. Entirety. This Agreement and the other documents executed concurrently or in connection herewith or pursuant hereto, as they modify the Original Loan Agreement and the other Loan Documents, constitute the entire agreement between the parties hereto, and may not be changed orally but shall be changed or modified only in writing and signed by all of the parties hereto.

           15. Governing Law; Miscellaneous. This Agreement and the other Loan Documents, as amended and modified by this Agreement and the attachments hereto, have been executed, delivered and accepted pursuant to a lending transaction negotiated, consummated, and to be performed in Tulsa, Tulsa County, Oklahoma, and are intended to be a contract made under the laws of the State of Oklahoma and to be construed in accordance with the laws of said State. Nothing in this Agreement or any of the other Loan Documents is intended to constitute Lender as a joint venturer with Borrower or to constitute a partnership.




                                    -3-

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                 PRIME FINANCIAL
                                 CORPORATION, an Oklahoma
                                 corporation



                                 By: Jack E. Golsen._______President


                                               "BORROWER"



                                 LSB INDUSTRIES, INC., a
                                  Delaware corporation



                                 By: Jack E. Golsen,______President



                                               "GUARANTOR"



                                 BANK IV OKLAHOMA, N.A



                                 By:  Barry J. Woods
                                      Senior Vice President

                                               "LENDER"








                              4

                              EXHIBIT "A"

                          EXTENDED, MODIFIED AND
                         RENEWED PROMISSORY NOTE

%35,000,000.00                                            June  .1994

     1. FOR VALUE RECEIVED the undersigned PRIME FINANCIAL CORPORATION, an Oklahoma corporation, promises to pay to the order of BANK IV OKLAHOMA, N.A., a national banking association at its offices at 515 South Boulder, Tulsa, Oklahoma 74103 ("Payee") the principal amount of this Note or such amount thereof as shall be advanced and outstanding, together with interest
on the unpaid balance of such amount at the rate hereinafter set forth.   This
Promissory Note is issued pursuant to that certain Loan Agreement dated March 30, 1994 as amended by the Modification Agreement of even date herewith (the Loan Agreement as amended by the Modification Agreement is hereinafter referred to as the "Agreement"), by and between Payee, as Lender, and Maker, as Borrower, and is subject to the provisions therein set forth. The obligations represented by this Note are secured by the Loan Documents described in the Agreement.

     2.        Principal Amount. THIRTY-FIVE MILLION DOLLARS (%35,000,000.00).

     3.        Payments. All accrued interest on the unpaid balance of this
Note is due and payable on the first day of each calendar month, commencing July 1, 1994, and continuing on the first day of each month thereafter until the maturity date hereof, October 1, 1994, at which time all principal and accrued and unpaid interest shall be due and payable to Payee in full. Interest on this Note shall accrue from the date of the first advance under this Note and any payment shall be applied first to the payment of interest then due and second to the reduction of unpaid principal.

     4. Interest Rate. Interest shall accrue on the outstanding principal balance at one-fourth of one percent (1/4%) above the "Applicable Prime Rate". The term "Applicable Prime Rate" shall mean the annual rate of interest announced by the Wall Street Journal, New York, New York ("WSJ") from time to time as average of corporate loan rates quoted by a certain number of the nation's largest banks. The Applicable Prime Rate shall be adjusted daily as announced, calculated on the basis of a year of 360 days and a month of 30 days. Changes in the Applicable Prime Rate are effective, without notice, on the same day as the change in the Applicable Prime Rate as announced from time to time. The Applicable Prime Rate shall not necessarily be the Payee's "best" or lowest rate. Should WSJ fail to announce a prime rate, then the Applicable Prime Rate shall be the rate announced by Chase Manhattan Bank, N.A., from time to time as its prime rate. In any case where a payment or principal and/or interest on this Note, or any part thereof, is due on a day on which the Payee is not open for normal banking business, the undersigned shall be entitled to delay such payments until the next succeeding business day,but interest shall continue to accrue until the payment is in fact made.

     5. Interest Rate After Maturity. Matured and unpaid principal, whether by acceleration or otherwise, shall bear interest at the "Default Rate" set forth in the Agreement.

     6. Prepayment Penalties. This Note may be prepaid, in whole or in part, at any time, without premium or penalty.

     7. Default. If any Event of Default occurs under the Agreement, as defined therein, the holder hereof may, without notice and without presentment or demand for payment, declare all of the unpaid balance hereof to be immediately due and payable. Such right of acceleration is cumulative and in addition to any other right or rights of acceleration under the Agreement and any other writing now or hereafter evidencing or securing payment of any of the indebtedness evidenced hereby.

     8. Costs and Attorneys' Fees. If this Note is placed in the hands of an attorney for collection, or suit is brought on same, or the same is collected through bankruptcy or other judicial proceeding, or Payee is required to defend the priority of the security, then the undersigned shall pay all of Payee's reasonable costs and expenses, including but not limited to a reasonable amount as attorneys' fees.

     9. Waivers. Maker and any party which may be or become liable for the payment of any sums of money payable on this Note (including any surety, endorser or guarantor) severally waive presentment and demand for payment, protest, notice of protest and nonpayment, and notice of the intention to accelerate, and agree that their liability on this Note shall not be affected by any renewal or extension in the time of payment hereof, by any indulgences or by any release or change in any security for the payment of this Note, regardless of the number of such renewals, extensions, indulgences, releases or changes.

     10. Right of Offset. Any indebtedness due from holder hereof to the undersigned or any party hereto including, but without limitation, any deposits or credit balances due from holder, is pledged to secure payment of this Note and any other obligation to holder of the undersigned or any party hereto, and may at any time while the whole or any part of such obligation remains unpaid either before or after maturity hereof, be appropriated, held or applied toward the payment of this Note or any other obligation to holder of the undersigned or any party hereto.

     11. Governing Law. This Note has been executed and delivered in Tulsa County, Oklahoma and shall be governed by and construed according to the laws of the State of Oklahoma

     12.  Renewal.   This Extended, Modified and Renewed Promissory Note
extends, modifies, renews and replaces (but does not extinguish the indebtedness represented by) that certain Promissory Note dated March 30, 1994 by Maker in favor of Payee in the principal amount of %25,000,000.00.

                            PRIME FINANCIAL CORPORATION,
                             an Oklahoma corporation

                            By:__________________________


                            Name:________________________

                            Title:_______________President







                              -2-


                          EXHIBIT "B"

               RATIFICATION OF GUARANTY AGREEMENT

     WHEREAS, on March 30, 1994, LSB INDUSTRIES, INC., a Delaware corporation ("Guarantor"), made, executed and delivered to BANK IV OKLAHOMA, N.A., a national banking association (the "Lender") its Guaranty Agreement (the "Guaranty Agreement") whereby the Guarantor unconditionally guaranteed repayment of all the "Guaranteed Indebtedness" (as defined in the Guaranty Agreement) to the Lender of PRIME FINANCIAL CORPORATION, an Oklahoma corporation ("Prime"), under that Loan Agreement dated March 30, 1994 (the "Loan Agreement") between Prime and the Lender; and

     WHEREAS, the Loan Agreement established a revolving line of credit whereby Prime became entitled to borrow up to $25,000,000.00 from the Lender, and

     WHEREAS, Prime has requested that the Lender increase the amount available under the revolving line of credit to $35,000,000.00; and

     WHEREAS, the Lender has consented to such request in part upon the condition that the Guarantor agree to the terms and provisions of this Agreement.

     NOW, THEREFORE, in consideration of the Recitals above and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantor agrees as follows:

     1. The Guarantor hereby consents to the amendments and modifications of the Loan Agreement contained in that Modification Agreement of even date herewith between the Lender, the Borrower and the Guarantor (the
"Modification") and the amendments to the "Loan Documents" (as defined in the Modification) described in the Modification.

     2. Guarantor hereby ratifies all of the terms and provisions of the Guaranty Agreement and all the terms and provisions of all other Loan Documents executed by Guarantor, and agrees that the "Guaranteed Indebtedness" under the Guaranty Agreement shall now include all indebtedness upon which the Borrower now or may hereafter, from time to time, become obligated to Lender under the Loan Agreement, as modified by the Modification, and specifically including, but not limited to, that certain Extended, Modified and Renewed Promissory Note of even date herewith in the principal amount of $35,000,000.00 by Prime in favor of Lender.

     DATED the_____day of June, 1994.



                                   LSB INDUSTRIES, INC., a
                                    Delaware Corporation




                                   By:_________________________

                                      ___________,________President


                           EXHIBIT "C"

           BORROWING BASE AND COMPLIANCE CERTIFICATE

BANK IV Oklahoma, P. O. Box 2360, Tulsa, Oklahoma 74101

Pursuant to the terms and provisions of our Loan Agreement dated as of the 30th day of March, 1994, by and between PRIME FINANCIAL CORPORATION, an Oklahoma corporation (the "Borrower") and BANK IV OKLAHOMA, N.A., a national banking association (the "Lender"), as amended by that Modification Agreement
dated June   , 1994 between the Borrower and the Lender and others (as
amended, hereinafter referred to as the "Loan Agreement"), Borrower hereby certifies as follows:

                        BORROWING BASE

1.    Total Accounts Receivable                           $_________
2.        Less: Non-Eligible Accounts                      _________
3.    Total Eligible Accounts per Section 2.7
          of the Loan Agreement (Line 1 minus Line 2)                $________

4.    Total Borrowing Base (The lesser of(i) Line 3 x 80%
          or (ii) %35,000,000.00)                           ________

5.    Less outstanding principal due -NOTE                  ________

6.    Available for advance (Line 4 less Line 5)                     $________

              COMPLIANCE CERTIFICATE (NOT COMPREHENSIVE)

                            REPORTING

Quarterly Operating         Enclosed         ______________________________
  Statements                Last Furnished Dated _____________________________
                            Next Due         ______________________________

Annual Audited Financial    Enclosed         ______________________________
  Statements                Last Furnished Dated _____________________________
                            Next Due         ______________________________

Monthly Report of Accounts  Enclosed         ______________________________
                            Last Furnished Dated _____________________________
                            Next Due         ______________________________

                                                                       I

                          CERTIFICATION

All terms used herein shall have the same meaning as set forth in the Loan Agreement. Borrower hereby certifies (i) that the information contained herein is true and correct as of the date hereof; (ii) there has been no change in the financial condition of Borrower which significantly impairs the security of the Lender; (iii) that no Default has occurred or is occurring under the Loan Agreement or any of the other Loan Documents; (iv) all Eligible Accounts included within this Certificate as shown above comply with all terms and conditions of Article II of the Loan Agreement, in all respects; (v) attached hereto as Schedule "1" is a schedule of all Accounts which, since the date of the last Borrowing Base and Compliance Certificate submitted to the Lender, have become "Chargedback Receivables" pursuant to any Agreement for Purchase of Receivables between the Borrower and any Account Seller; (vi) attached hereto as Schedule "2" is a schedule of all cash receipts received since the last Borrowing Base Certificate attributable to Accounts subject to Lender's security interest, including customer number and name, date of Invoice, amount of payment received and Invoice number.

                            PRIME FINANCIAL CORPORATION, an
                             Oklahoma corporation

                            By:_____________________________
                            Title:__________________________


                                Exhibit "D"

                      REVOLVING CREDIT LOAN REQUEST

BANK IV Oklahoma, N.A. (the "Lender")
P O. Box 2360
Tulsa, Oklahoma 74101

Pursuant to the terms and provisions of our Loan Agreement dated as of the 30th day of March, 1994, by and between PRIME FINANCIAL CORPORATION (the "Borrower") and BANK IV OKLAHOMA, N.A. (the "Lender"), as amended by that Modification Agreement dated June ____, 1994 between the Borrower and the Lender and others (the Loan Agreement as amended by the Modification Agreement hereinafter collectively referred to as the "Loan Agreement"), Borrower hereby provides the following Borrowing Base to be used to present the amount of Borrower's requested advance under the Loan Agreement:



1     Total Accounts Receivable                           $__________
2.         Less: Non-Eligible Accounts                     __________
3.    Total Eligible Accounts per Section 2.7
           of the Loan Agreement (Line 1 minus Line 2)                 _________

4.    Total Borrowing Base (the Lesser of (i) Line 3 x 80%
           or (ii) %25,000,000.00)                         __________

5.    Less outstanding principal due -NOTE                 __________

6.    Available for advance (Line 4, less Line 5)          __________

7.    AMOUNT REQUESTED HEREBY                                          _________


      All terms used herein shall have the same meaning as set forth in the Loan Agreement.

      The undersigned certifies (i) that the information contained herein is true and correct as of the date hereof; (ii) that there has been no change in the financial condition of Borrower which significantly impairs the security of the Lender; and (iii) that no Default has occurred under the Loan Agreement or any of the other Loan Documents (as that term is defined in the Loan Agreement).

     Attached hereto as Exhibit "A" is a schedule of all Eligible Accounts which form the basis for this Request, which includes for each such Eligible Account the name of the Account Debtor, the Invoice Date, the Due Date, the Invoice Number, the amount of the Account, and the name of the Account Seller from whom each Eligible Account was or is to be purchased The undersigned certifies (i) that all such Eligible Accounts are now owned by Borrower or will be purchased from one or more of the Account Sellers, (ii) that the same schedule has been transmitted to Congress and its liens or security interests on all such Accounts, if any, will be released upon receipt of the proceeds of the advance requested hereby, (iii) that all Eligible Accounts contained in the attached schedule or included in the total Eligible Accounts hereunder (except those Accounts to be purchased with proceeds of the advance requested hereby, which are subject to the first lien of Congress or Household) are free and clear of any liens, claims or interests of any party except for the Lender, (iv) that the Lender has a first and prior and perfected lien and security interest in and to all such Accounts except those to be purchased with proceeds hereof which may currently be subject to first and prior liens in favor of Congress, and (v) that the Lender's security interest will be first and prior in and to such Accounts upon receipt by Congress and/or Household of the proceeds of the requested advance.

     To the extent that any Account on the attached listing of Eligible Accounts was purchased from an Account Seller for whom the Lender has not received (i) a fully executed Agreement for Purchase of Receivables as contemplated by Sections 3.1(b) and 4.1(h) of the Loan Agreement, (ii) a fully executed acknowledgement as contemplated by Section 4.1(i) of the Loan Agreement and (iii) verification as contemplated by Section 4.1(j) of the Loan Agreement, such documents are attached hereto and submitted for approval of the Lender.

DATED this      day of           , 1994.


                                            PRIME FINANCIAL CORPORATION, an
                                             Oklahoma corporation

                                            By:
                                            Title:
tq694x44.wpe